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                                                                    EXHIBIT 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS WITH REGARD TO HALIS, INC. AND SUBSIDIARIES

                              TAUBER & BALSER, P.C.
                          Certified Public Accountants
                            3340 Peachtree Road, N.E.
                                    Suite 250
                                Atlanta, GA 30326

We consent to the incorporation by reference of our report to the Board of Directors and Stockholders of Halis, Inc. and Subsidiaries dated March 1, 2001 accompanying the Consolidated Financial Statements of Halis, Inc. as of December 31, 2000 and 1999, included in the June 30, 2001 Annual Report on Form 10-KSB for HealthWatch, Inc.

/s/ Tauber & Balser, P.C.
----------------------------
TAUBER & BALSER, P.C.
Atlanta, Georgia
October 15, 2001